Exhibit 4.2

DUKE ENERGY CORPORATION

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

Twentieth Supplemental Indenture
Dated as of September 17, 2018

$500,000,000 5.625% JUNIOR SUBORDINATED DEBENTURES DUE 2078

TABLE OF CONTENTS(1)

ARTICLE I

5.625% JUNIOR SUBORDINATED DEBENTURES DUE 2078

Exhibit A — Form of 5.625% Junior Subordinated Debenture Due 2078

Exhibit B — Certificate of Authentication

(1)  This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

THIS TWENTIETH SUPPLEMENTAL INDENTURE is made as of the 17th day of September, 2018, by and between DUKE ENERGY CORPORATION, a Delaware corporation, having its principal office at 550 South Tryon Street, Charlotte, North Carolina 28202-1803 (the “Corporation”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as Trustee (herein called the “Trustee”).

WITNESSETH:

WHEREAS, the Corporation has heretofore entered into an Indenture, dated as of June 3, 2008 (the “Original Indenture”), with The Bank of New York Mellon Trust Company, N.A., as Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as it may be amended and supplemented to the date hereof, including by this Twentieth Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Corporation and the Trustee;

WHEREAS, the Corporation hereby proposes to create under the Indenture an additional series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Twentieth Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

5.625% JUNIOR SUBORDINATED DEBENTURES DUE 2078

Section 1.01.                          Establishment.  There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Corporation’s 5.625% Junior Subordinated Debentures due 2078 (the “Debentures”).

There are to be authenticated and delivered initially $500,000,000 principal amount of the Debentures, and no further Debentures shall be authenticated and delivered except as provided by Section 304, 305, 306, 906 or 1106 of the Original Indenture and the last paragraph of Section 301 thereof.  The Debentures shall be issued in fully registered form without coupons.

The Debentures shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee’s Certificate of Authentication for the Debentures shall be in substantially the form set forth in Exhibit B hereto.

Each Debenture shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 1.02.                          Definitions.  The following defined terms used in this Article I shall, unless the context otherwise requires, have the meanings specified below for purposes of the Debentures.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Business Day” means any day other than a Saturday or Sunday that is neither a Legal Holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close, or a day on which the Corporate Trust Office is closed for business.

“Capital Stock” means (i) with respect to any Person organized as a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any Person that is not organized as a corporation, the partnership, membership or other equity interests or participations in such Person.

“Compound Interest” has the meaning set forth in Section 1.04.

“Interest Payment Date” means each March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2018.

“Interest Payment Period” means the quarterly period from and including an Interest Payment Date to but excluding the next succeeding Interest Payment Date, except for the first Interest Payment Period which shall be the period from and including the Original Issue Date to but excluding December 15, 2018.

“Interest Rate” has the meaning set forth in Section 1.03.

“Legal Holiday” means any day that is a legal holiday in New York, New York.

“Optional Deferral Period” has the meaning set forth in Section 1.04.

“Original Issue Date” means September 17, 2018.

“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities such as the Debentures on the Original Issue Date (the “current methodology”), which change either (i) shortens the period of time during which equity credit pertaining to the Debentures would have been in effect had the current methodology not been changed, or (ii) reduces the amount of equity credit assigned to the Debentures as compared with the amount of equity credit that such rating agency had assigned to the Debentures as of the Original Issue Date.

“Redemption Date,” when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Twentieth Supplemental Indenture.

“Regular Record Date” means, with respect to each Interest Payment Date,(i) for so long as all of the Debentures that are Outstanding are represented by one or more Global Securities, the close of business on the Business Day immediately preceding such Interest Payment Date, and, (ii) in the event that any of the Debentures that are Outstanding cease to be represented by one or more Global Securities, the close of business on the 15th calendar day prior to such Interest Payment Date (whether or not a Business Day).

“Rights Plan” means a plan of the Corporation providing for the issuance by the Corporation to all holders of its common stock of rights entitling the holders thereof to subscribe for or purchase shares of its common stock or any class or series of preferred stock, which rights (i) are deemed to be transferred with such shares of common stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of its common stock, in each case until the occurrence of a specified event or events.

“Special Record Date” has the meaning set forth in Section 1.04.

“Stated Maturity” means September 15, 2078.

“Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which ordinarily have voting power to elect a majority of the board of directors or other managers of such Person, are at the time owned or the management and policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.

“Tax Event” means receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of:

(a)                                 any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(b)                                 an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

(c)                                  any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(d)                                 a threatened challenge asserted in writing in connection with an audit of the Corporation or an audit of any of the Subsidiaries of the Corporation, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, which amendment, clarification, or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after September 11, 2018, there is more than an insubstantial risk that interest payable by the Corporation on the Debentures is not deductible, or within 90 days would not be deductible, in whole or in part, by the Corporation for United States federal income tax purposes.

Section 1.03.                          Payment of Principal and Interest.  The principal of the Debentures shall be due at the Stated Maturity (unless earlier redeemed).  Except as otherwise set forth in Section 1.04, the Debentures will bear interest at the per annum rate of 5.625% (the “Interest Rate”) until the principal of the Debentures has been paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.  Subject to Section 1.04 hereof, interest shall be paid quarterly in arrears on each Interest Payment Date to the Person or Persons in whose name the Debentures are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity or on a Redemption Date as provided herein shall be paid to the Person to whom principal is payable.  Any such interest that is not so punctually paid or duly provided for (other than interest the payment of which is deferred pursuant to Section 1.04 hereof) shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Debentures are registered at the close of business on a Default Record Date for the payment of such defaulted interest to be fixed by the Trustee (“Default Record Date”), notice whereof shall be given to Holders of the Debentures not less than ten (10) days prior to such Default Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Debentures may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the Debentures shall include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for the Debentures shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

Payment of principal of, premium, if any, and interest on the Debentures shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of principal of, premium, if any, and interest on Debentures represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security.  If any of the Debentures are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such Debentures shall be made at the office of the Paying Agent upon surrender of such Debentures to the Paying Agent and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Section 1.04.                          Deferral of Interest Payments.  So long as no Event of Default with respect to the Debentures has occurred and is continuing, the Corporation shall have the right on one or more occasions (subject to the last sentence of this Section 1.04), to defer the payment of interest otherwise due on the Debentures for one or more Interest Payment Periods up to 40 consecutive Interest Payment Periods (each such deferral period, commencing on the date that the first such interest payment otherwise would have been due, an “Optional Deferral Period”), provided that no Optional Deferral Period (including as extended or shortened in the manner described below) shall (i) extend beyond the Stated Maturity or, with respect to any Debentures, the Redemption Date applicable to such Debentures, or (ii) end on a day other than the last day of an Interest Payment Period.  Before the termination of any Optional Deferral Period that is shorter than 40 consecutive Interest Payment Periods, the Corporation may further extend such Optional Deferral Period, provided that the Optional Deferral Period as so extended, and including all prior extensions thereof, shall not exceed 40 consecutive Interest Payment Periods, or extend beyond the Stated Maturity or, with respect to any Debentures, the Redemption Date applicable to such Debentures.  Subject to the limitation set forth in clause (ii) of the second immediately preceding sentence, the Corporation may elect to shorten the duration of any Optional Deferral Period.

The Corporation shall give the Holders of the Debentures and the Trustee written notice of its election of an Optional Deferral Period or any shortening or extension thereof at least ten Business Days before the earlier of (x) the next succeeding Interest Payment Date, or (y) if the Debentures are then listed on any securities exchange, the date the Corporation is required to give notice to such securities exchange or other applicable self-regulatory organization or to Holders of the Debentures of such next succeeding Interest Payment Date or of the Regular Record Date therefor.

If the Corporation shall fail to pay interest on the Debentures on any Interest Payment Date, the Corporation shall be deemed to have elected to defer payment of such interest for the Interest Payment Period immediately preceding such Interest Payment Date, unless the Corporation shall pay such interest in full within five Business Days after any such Interest Payment Date.  Notwithstanding the foregoing, the failure of the Corporation to provide notice in accordance with the immediately preceding paragraph of its election to commence or shorten or extend any Optional Deferral Period, including any deemed election as provided in the immediately preceding sentence, shall not affect the validity of such optional deferral hereunder.

During an Optional Deferral Period, interest will continue to accrue on the Debentures at the Interest Rate, compounded quarterly, as of each Interest Payment Date occurring during such Optional Deferral Period, to the extent permitted by applicable law (the “Compound Interest”). No interest shall be due and payable during an Optional Deferral Period except at the end of such Optional Deferral Period or upon a redemption of the Debentures during such Optional Deferral Period.  Any interest, including Compound Interest, so deferred during an Optional Deferral Period shall forthwith cease to be payable to the Holders on the Regular Record Date with respect to each Interest Payment Date occurring during such Optional Deferral Period and shall be paid to the Person or Persons in whose name the Debentures are registered at the close of business on a Special Record Date (the “Special Record Date”), which shall be the Regular Record Date with respect to the Interest Payment Date at the end of (that is, on the day next succeeding the conclusion of) such Optional Deferral Period.

If the Corporation shall have paid all deferred interest on the Debentures, the Corporation shall have the right to elect to begin a new Optional Deferral Period pursuant to this Section 1.04.

Section 1.05.                          Denominations.  The Debentures shall be issued in denominations of $25 or any integral multiple of $25 in excess thereof.

Section 1.06.                          Global Securities.  The Debentures shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee.  Except under the limited circumstances described below, Debentures represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Debentures in definitive form.  The Global Securities described in this Article I may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

A Global Security representing the Debentures shall be exchangeable for Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Corporation within 90 days after it becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing with respect to the Debentures and beneficial owners of a majority in aggregate principal amount of the Debentures represented by Global Securities advise the Depositary to cease acting as Depositary, or (iii) the Corporation in its sole discretion, and subject to the procedures of the Depositary, determines that such Global Security shall be so exchangeable.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the Depositary shall direct.

Section 1.07.                          Optional Redemption.  At any time and from time to time on or after September 15, 2023, the Debentures may be redeemable, in whole or in part, at the option of the

Corporation, at a redemption price equal to 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest (including Compound Interest, if any) on the principal amount of the Debentures being redeemed to, but excluding, such Redemption Date.

At any time before September 15, 2023, the Debentures may be redeemable, in whole but not in part, at the option of the Corporation, by a notice of redemption delivered by or on behalf of the Corporation pursuant to Section 1104 of the Original Indenture (except as otherwise provided below), following the occurrence of a Tax Event, at a redemption price equal to 100% of the principal amount of such Debentures being redeemed plus accrued and unpaid interest (including Compound Interest, if any) on the principal amount of the Debentures being redeemed to, but excluding, such Redemption Date.

At any time before September 15, 2023, the Debentures may be redeemable, in whole but not in part, at the option of the Corporation, by a notice of redemption delivered by or on behalf of the Corporation pursuant to Section 1104 of the Original Indenture (except as otherwise provided in the immediately succeeding paragraph), following the occurrence of a Rating Agency Event, at a redemption price equal to 102% of the principal amount of such Debentures being redeemed plus accrued and unpaid interest (including Compound Interest, if any) on the principal amount of the Debentures being redeemed to, but excluding, such Redemption Date.

Notice of any redemption by the Corporation will be mailed (or, as long as the Debentures are represented by one or more Global Securities, transmitted in accordance with the Depositary’s standard procedures therefor) at least 10 days but not more than 60 days before any Redemption Date to each Holder of Debentures to be redeemed.

If less than all of the Debentures are to be redeemed, the Trustee shall select the Debentures or portions of Debentures to be redeemed by such method as the Trustee shall deem fair and appropriate.  The Trustee may select for redemption Debentures and portions of Debentures in amounts of $25 or any integral multiple of $25 in excess thereof.  As long as the Debentures are represented by Global Securities, beneficial interests in such Debentures shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

The Debentures shall not have a sinking fund.

Section 1.08.                          Subordination.  The Debentures are designated as Subordinated Securities under the Indenture and the provisions of Article Fifteen of the Original Indenture shall apply to the Debentures, provided that, for the purposes of such Article Fifteen as it applies to the Debentures, (a) the term “Senior Indebtedness” will not include (i) any indebtedness which by its terms ranks equally with the Debentures in right of payment, including guarantees of such indebtedness, (ii) any indebtedness which by its terms is subordinated to the Debentures in right of payment, which shall rank junior in right of payment to the Debentures, (iii) any indebtedness owed by the Corporation to trade creditors incurred in connection with the purchase of goods, materials or services obtained in the ordinary course of business, which shall rank equally in right of payment with the Debentures, (iv) indebtedness owed by the Corporation to its Subsidiaries, which shall rank equally in right of payment with the Debentures or (v) indebtedness owed by the Corporation to its employees, which shall rank equally in right of payment with the Debentures, and (b) the first sentence of the second paragraph of Section 1502 of the Original Indenture shall not apply to the Debentures and the following shall apply to the Debentures as if included in the Original Indenture in lieu thereof:

“Subject to the payment in full, in money or money’s worth, of all Senior Indebtedness, the Holders of the Subordinated Securities (together with the holders of any indebtedness of the Corporation which is subordinate in right of payment to the payment in full of all Senior Indebtedness and which is not subordinate in right of payment to the Subordinated Securities) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distribution of assets or securities of the Corporation applicable to Senior Indebtedness until the principal of (and premium, if any) and interest on the Subordinated Securities shall be paid in full.”

Section 1.09.                          Paying Agent.  The Trustee shall initially serve as Paying Agent with respect to the Debentures, with the Place of Payment initially being the Corporate Trust Office.

ARTICLE II

COVENANT; EVENTS OF DEFAULT; AMENDMENTS

Section 2.01.                          Dividend and Other Payment Stoppages.  So long as any Debentures remain Outstanding, if the Corporation shall have given notice of its election to defer interest payments on the Debentures but the related Optional Deferral Period has not yet commenced or an Optional Deferral Period has commenced and is continuing, the Corporation shall not:

(a)                                 declare or pay any dividends or distributions on the Capital Stock of the Corporation:

(b)                                 redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of the Corporation;

(c)                                  pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities of the Corporation that are equal or junior in right of payment with the Debentures; or

(d)                                 make any payments with respect to any guarantee by the Corporation of debt securities if such guarantee is equal or junior in right of payment with the Debentures;

provided that, notwithstanding the foregoing, during an Optional Deferral Period, the Corporation may (i) declare and pay dividends or distributions payable solely in shares of common stock of the Corporation or options, warrants or rights to subscribe for or purchase shares of common stock of the Corporation; (ii) declare and pay any dividend in connection with the implementation of a Rights Plan, (iii) issue any of shares of Capital Stock of the Corporation under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan, (iv) reclassify the Capital Stock of the Corporation or exchange or convert one class or series of the Capital Stock of the Corporation for another class or series of the Capital Stock of the Corporation, (v) purchase fractional interests in shares of the Capital Stock of the Corporation pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, and (vi) purchase common stock of the Corporation related to the issuance of such common stock or rights under any dividend reinvestment plan of the Corporation or any benefit plan of the Corporation for the directors, officers, employees, consultants or advisors of the Corporation.

Section 2.02.         Events of Default.  Solely for purposes of the Debentures, Section 501 of the Original Indenture shall be deleted and replaced by the following:

“Event of Default,” wherever used herein with respect to the Debentures, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest (including any Compound Interest) upon any Debenture when it becomes due and payable, and continuance of such default for a period of 60 days, other than during an Optional Deferral Period; or

(2)           default in the payment of the principal of or any premium on any Debenture when due; or

(3)           the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Corporation a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Corporation under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(4)           the commencement by the Corporation of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of any such action by the Board of Directors.

The Trustee shall have no right or obligation under the Indenture or otherwise to exercise any remedies on behalf of the Holders of the Debentures pursuant to the Indenture in connection with any failure by the Corporation to comply with any covenant thereunder, which failure does not constitute, or with the giving of notice or passage of time would not constitute, an Event of Default hereunder.

Section 2.03.         Conforming Amendments.  In addition to those supplemental indentures permitted under Section 901 of the Original Indenture, without the consent of any Holders, the Corporation, when authorized by a Board Resolution, and the Trustee, as requested in an Officers’ Certificate, at any time and from time to time, may enter into one or more indentures supplemental to the Original Indenture, each in a form reasonably satisfactory to the Trustee, to modify and amend this Twentieth Supplemental Indenture, and any instruments evidencing the Debentures, if such modification or amendment only conforms the terms of this Twentieth Supplemental Indenture or such instruments to the terms thereof as contained in the prospectus supplement of the Corporation, and the accompanying prospectus, with respect to the offering of the Debentures, filed with the Securities and Exchange Commission on September 12, 2018.

ARTICLE III
MISCELLANEOUS PROVISIONS

Section 3.01.         Recitals by the Corporation.  The recitals in this Twentieth Supplemental Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Debentures and this Twentieth Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 3.02.         Ratification and Incorporation of Original Indenture.  As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Twentieth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 3.03.         Tax Treatment.  The Corporation agrees, and by acceptance of a Debenture or a beneficial interest in a Debenture each Holder of a Debenture and any Person acquiring a beneficial interest in a Debenture agrees, to treat the Debentures as indebtedness for United States federal, state and local income tax purposes.

Section 3.04.         Executed in Counterparts.  This Twentieth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

Duke Energy Corporation

By:	/s/ John L. Sullivan, III
Name:	John L. Sullivan, III
Title:	Assistant Treasurer

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ R. Tarnas
Name:	R. Tarnas
Title:	Vice President

[Signature Page to Twentieth Supplemental Indenture]

EXHIBIT A

FORM OF

5.625% JUNIOR SUBORDINATED DEBENTURE DUE 2078

No.	CUSIP No. 26441C 402

DUKE ENERGY CORPORATION

5.625% JUNIOR SUBORDINATED DEBENTURE DUE 2078

Principal Amount:  $

Regular Record Date:  For so long as all of the Securities (as defined below) of this series that are Outstanding are represented by one or more Global Securities, the close of business on the Business Day immediately preceding the relevant Interest Payment Date, and, in the event that any of the Securities of this series that are Outstanding cease to be represented by one or more Global Securities, the close of business on the 15th calendar day prior to the relevant Interest Payment Date (whether or not a Business Day).

Original Issue Date:  September 17, 2018

Stated Maturity:  September 15, 2078

Interest Payment Dates:  Quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2018.

Interest Payment Period: The quarterly period from and including an Interest Payment Date to but excluding the next succeeding Interest Payment Date, except for the first Interest Payment Period which shall be the period from and including the Original Issue Date to but excluding December 15, 2018.

Interest Rate: 5.625% per annum

Authorized Denomination:  $25 or any integral multiple of $25 in excess thereof

Duke Energy Corporation, a Delaware corporation (the “Corporation”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                               , or registered assigns, the principal sum of                                                      DOLLARS ($                        ) on the Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, subject to the following paragraph, quarterly in arrears on each Interest Payment Date as specified above, commencing on December 15, 2018 and on the Stated Maturity at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest (other than interest the payment of which is deferred pursuant to the following paragraph, which shall be payable at the rate set forth in such paragraph).  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or a

Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this 5.625% Junior Subordinated Debenture due 2078 (this “Security”) is registered on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for (other than interest the payment of which is deferred pursuant to the following paragraph) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

So long as no Event of Default with respect to the Securities of this series has occurred and is continuing, the Corporation shall have the right on one or more occasions (subject to the last sentence of this paragraph), to defer the payment of interest otherwise due on this Security for one or more Interest Payment Periods up to 40 consecutive Interest Payment Periods (each such deferral period, commencing on the date the first such interest payment would otherwise have been due, an “Optional Deferral Period”), provided that no Optional Deferral Period (including as extended or shortened in the manner described below) shall (i) extend beyond the Stated Maturity or, with respect to this Security, the Redemption Date applicable to this Security, or (ii) end on a day other than the last day of an Interest Payment Period.  Before the termination of any Optional Deferral Period that is shorter than 40 consecutive Interest Payment Periods, the Corporation may further extend such Optional Deferral Period, provided that the Optional Deferral Period as so extended, and including all prior extensions thereof, shall not exceed 40 consecutive Interest Payment Periods, or extend beyond the Stated Maturity or, with respect to this Security, the Redemption Date applicable to this Security.  Subject to the limitation set forth in clause (ii) of the second immediately preceding sentence, the Corporation may elect to shorten the duration of any Optional Deferral Period.

The Corporation shall give the Holders of the Securities of this series and the Trustee written notice of its election of an Optional Deferral Period or any shortening or extension thereof at least ten Business Days before the earlier of (x) the next succeeding Interest Payment Date, or (y) if the Securities of this series are then listed on any securities exchange, the date the Corporation is required to give notice to such securities exchange or other applicable self-regulatory organization or to Holders of the Securities of this series of such next succeeding Interest Payment Date or of the Regular Record Date therefor.

If the Corporation shall fail to pay interest on this Security on any Interest Payment Date, the Corporation shall be deemed to have elected to defer payment of such interest for the Interest Payment Period immediately preceding such Interest Payment Date, unless the Corporation shall pay such interest in full within five Business Days after any such Interest Payment Date.  Notwithstanding the foregoing, the failure of the Corporation to provide notice in accordance with the immediately preceding paragraph of its election to commence or shorten or extend any

Optional Deferral Period, including any deemed election as provided in the immediately preceding sentence, shall not affect the validity of such optional deferral hereunder.

During an Optional Deferral Period, interest will continue to accrue on this Security at the Interest Rate, compounded quarterly, as of each Interest Payment Date occurring during such Deferral Period, to the extent permitted by applicable law (the “Compound Interest”). No interest shall be due and payable during an Optional Deferral Period except at the end of such Optional Deferral Period or upon a redemption of the Securities of this series during such Optional Deferral Period.  Any interest, including Compound Interest, so deferred during an Optional Deferral Period shall forthwith cease to be payable to the Holders on the Regular Record Date with respect to each Interest Payment Date occurring during such Optional Deferral Period and shall be paid to the Person or Persons in whose name this Security is registered at the close of business on a Special Record Date (the “Special Record Date”), which shall be the Regular Record Date with respect to the Interest Payment Date at the end of (that is, on the day next succeeding the conclusion of) such Optional Deferral Period.  If the Corporation shall have paid all deferred interest on the Securities of this series, the Corporation shall have the right to elect to begin a new Optional Deferral Period pursuant to this paragraph.

Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for this Security shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months and will accrue from December 15, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for.  In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.  “Business Day” means any day other than a Saturday or Sunday that is neither a Legal Holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close, or a day on which the Corporate Trust Office is closed for business.  “Legal Holiday” means any day that is a legal holiday in New York, New York.

Payment of principal of, premium, if any, and interest on the Securities of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of principal of, premium, if any, and interest on the Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security.  If any of the Securities of this series are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such Securities shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

At any time and from time to time on or after September 15, 2023, the Securities of this series may be redeemable, in whole or in part, at the option of the Corporation, at a redemption price equal to 100% of the principal amount of the Securities of this series being redeemed plus accrued and unpaid interest (including Compound Interest, if any) on the principal amount of the Debentures being redeemed to, but excluding, such Redemption Date.

At any time before September 15, 2023, the Securities of this series may be redeemable, in whole but not in part, at the option of the Corporation, by a notice of redemption delivered by or on behalf of the Corporation pursuant to Section 1104 of the Original Indenture (except as otherwise set forth below), following the occurrence of a Tax Event (as defined below), at a redemption price equal to 100% of the principal amount of such Securities of this series being redeemed plus accrued and unpaid interest (including Compound Interest, if any) on the principal amount of the Debentures being redeemed to, but excluding, such Redemption Date.

“Tax Event” means receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of:

(a)                                 any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

(b)                                 an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

(c)                                  any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

(d)                                 a threatened challenge asserted in writing in connection with an audit of the Corporation or an audit of any of the Subsidiaries of the Corporation, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities of this series, which amendment, clarification, or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after September 11, 2018, there is more than an insubstantial risk that interest payable by the Corporation on the Securities of this series is not deductible, or within 90 days would not be deductible, in whole or in part, by the Corporation for United States federal income tax purposes.

At any time before September 15, 2023, the Securities of this series may be redeemable, in whole but not in part, at the option of the Corporation, by a notice of redemption delivered by or on behalf of the Corporation pursuant to Section 1104 of the Original Indenture (except as otherwise set forth in the immediately succeeding paragraph), following the occurrence of a Rating Agency Event (as defined below), at a redemption price equal to 102% of the principal amount of such Securities of this series being redeemed plus accrued and unpaid interest  (including Compound Interest, if any) to, but excluding, such Redemption Date.  “Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities such as the Securities of this series on September 17, 2018 (the “current methodology”), which change either (i) shortens the period of time during which equity credit pertaining to the Securities of this series would have been in effect had the current methodology not been changed, or (ii) reduces the amount of equity credit assigned to the Securities of this series as compared with the amount of equity credit that such rating agency had assigned to the Securities of this series as of September 17, 2018.

Notice of any redemption by the Corporation will be mailed (or, as long as the Securities of this series are represented by one or more Global Securities, transmitted in accordance with the Depositary’s standard procedures therefor) at least 10 days but not more than 60 days before any Redemption Date to each Holder of Securities of this series to be redeemed.  If notice of a redemption is provided and funds are deposited as required, interest will cease to accrue on and after the Redemption Date on the Securities of this series or portions of Securities of this series called for redemption.  In the event that any Redemption Date is not a Business Day, the Corporation will pay the redemption price on the next Business Day without any interest or other payment in respect of any such delay.  If less than all the Securities of this series are to be redeemed at the option of the Corporation, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Securities of this series to be redeemed in whole or in part.  The Trustee may select for redemption Securities of this series and portions of the Securities of this series in amounts of $25 or any integral multiple of $25 in excess thereof.  As long as the Securities of this series are represented by Global Securities, beneficial interests in such Securities shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

The Securities of this series shall not have a sinking fund.

The Securities of this series shall constitute Subordinated Securities under the Indenture and shall be subject to the subordination provisions set forth in the Indenture.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed as of September 17, 2018.

Duke Energy Corporation

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: September 17, 2018	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

(Reverse Side of Security)

This 5.625% Junior Subordinated Debenture due 2078 is one of a duly authorized issue of Securities of the Corporation (the “Securities”), issued and issuable in one or more series under an Indenture, dated as of June 3, 2008 (the “Original Indenture”), as supplemented (the “Indenture”), between the Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof as 5.625% Junior Subordinated Debentures due 2078 initially in the aggregate principal amount of $500,000,000.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class).  The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences.  The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture affecting such series.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $25 or any integral multiple of $25 in excess thereof.  As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Corporation.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT -		Custodian
		(Cust)		(Minor)

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with rights of survivorship and not as tenants in common		under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                      agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: September 17, 2018	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

B-1